Exhibit 99.1

Accendra Health Reports Fourth Quarter 2025 Financial Results

Completed Sale of Products & Healthcare Services Business On December 31, 2025

Strong Cash Flow and Debt Reduction In Quarter

RICHMOND, VA – February 19, 2026 – Accendra Health, Inc. (NYSE: ACH) today reported financial results for the fourth quarter ended December 31, 2025. Unless otherwise noted, the results herein reflect the Company’s continuing operations, which primarily represent what was previously the Patient Direct segment and certain functional operations.

“We ended the fourth quarter with the completion of the sale of the Products & Healthcare Services (P&HS) business on December 31, 2025, and we are extremely excited to embark on the next chapter of our business as Accendra Health.  The next several months will be a period of transition as we work towards completing the separation from Owens & Minor, thereby unlocking the strength of Accendra Health. As we look ahead, we are entering 2026 as a leaner, more nimble company that is well positioned to drive sustainable growth and long-term value creation.” said Edward A. Pesicka, President & Chief Executive Officer, Accendra Health.

“In addition, as we move forward, we will be focused on improving the strength of our financial position through cost controls, improved cash flow generation, and balance sheet optimization. In the years ahead, we look forward to showcasing Accendra’s continuation of higher quality of earnings, low working capital requirements, and more stable and consistent cash flow generation leading to greater value for all stakeholders” Pesicka concluded.

Full Year 2025 Continuing Operations Key Highlights:

●	Net revenue of $2.8 billion, representing 3% growth vs. prior year
●	Operating cash flow of $154 million
●	Successful completion of sale of Products & Healthcare Services business, Owens & Minor

Fourth Quarter Results(1)			YTD	YTD
($ in millions, except per share data)	4Q25	4Q24	2025	2024

Revenue	$709.0	$695.0	$2,762.0	$2,680.1

Loss from continuing operations, net of tax, GAAP	$(9.4)	$(331.9)	$(102.7)	$(350.7)
Adj. net income from continuing operations, Non-GAAP	$16.7	$25.0	$80.3	$75.1

Adj. EBITDA, Non-GAAP	$90.0	$102.5	$374.8	$370.5
Free cash flow, Non-GAAP	$18.3	$30.1	$98.3	$96.4

Loss from continuing operations, net of tax per common share, GAAP	$(0.12)	$(4.30)	$(1.34)	$(4.57)
Adj. net income from continuing operations per share, Non-GAAP	$0.21	$0.32	$1.01	$0.96

(1)	Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.

2026 Continuing Operations Financial Outlook

The Company provided financial guidance for 2026; summarized below:

●	Revenue ranging between $2.55 billion and $2.65 billion
●	Adjusted EBITDA ranging between $335 million to $355 million
●	Free cash flow of $90 million to $110 million, defined as:
•	Adjusted EBITDA (non-GAAP)
•	Plus non-cash convert to sale write off expense
•	Minus patient service equipment capital expenditures
•	Minus interest paid

Although the Company provides guidance for free cash flow and adjusted EBITDA (which are non-GAAP financial measures), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to, restructuring and acquisition charges which could have a significant and unpredictable impact on our GAAP results. As a result, no GAAP guidance or reconciliation of the Company’s free cash flow or adjusted EBITDA guidance is provided. The outlook is based on certain assumptions, including, but not limited to market conditions, consumer demand, supply chain stability, interest rates, and other factors that are subject to the risk factors discussed in the Company’s filings with the SEC.

Investor Conference Call for Fourth Quarter 2025 Financial Results

Accendra Health will host a conference call for investors and analysts on Thursday, February 19, 2026, at 5:00 p.m. E.T. Participants may access the call via the toll-free dial-in number at 1-888-300-2035, or the toll dial-in number at 1-646-517-7437. The conference ID access code is 1058917. All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the Investor Relations page of the Accendra Health website available at investors.accendrahealth.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our financial performance, our 2026 financial results, our expectations regarding the performance of our business following the completion of the sale of the Products & Healthcare Services business, our cost saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of our business, including our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, expected to be filed with the SEC on or around February 20, 2026, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.accendrahealth.com. Given these risks and uncertainties, the Company can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Accendra Health

Accendra Health, Inc. (NYSE: ACH) is a leading nationwide provider of products, technology and services that support health beyond the hospital for millions of people each year. We connect patients, providers, and insurers, delivering innovative solutions that help promote better health outcomes and improve quality of life for people living with chronic, complex health conditions. Backed by the industry-leading expertise of our Apria and Byram brands, Accendra Health is reimagining the future of home-based care. To learn more about our broad portfolio of essentials for diabetes, sleep health, wound care, respiratory care, urology and ostomy, visit www.accendrahealth.com.

Accendra Health, Inc.

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended December 31,
	2025	2024
Net revenue	$708,967	$695,023
Operating costs and expenses:
Cost of net revenue	385,709	362,032
Selling, general and administrative expenses	271,499	269,891
Goodwill impairment charge	—	307,112
Transaction breakage fee	—	—
Acquisition-related charges and intangible amortization	29,229	18,943
Exit and realignment charges, net	1,621	9,744
Total operating costs and expenses	688,058	967,722
Operating income (loss)	20,909	(272,699)
Interest expense, net	27,931	27,617
Other expense, net	949	1,721
Loss from continuing operations before income taxes	(7,971)	(302,037)
Income tax provision	1,472	29,824
Loss from continuing operations, net of tax	(9,443)	(331,861)
(Loss) income from discontinued operations, net of tax	(46,883)	35,744
Net loss	$(56,326)	$(296,117)

Basic loss per common share
Loss from continuing operations, net of tax	$(0.12)	$(4.30)
(Loss) income from discontinued operations, net of tax	(0.61)	0.46
Net loss	$(0.73)	$(3.84)

Diluted loss per common share
Loss from continuing operations, net of tax	$(0.12)	$(4.30)
(Loss) income from discontinued operations, net of tax	(0.61)	0.46
Net loss	$(0.73)	$(3.84)

Accendra Health, Inc.

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except per share data)

	Years Ended December 31,
	2025	2024
Net revenue	$2,762,032	$2,680,112
Operating costs and expenses:
Cost of net revenue	1,472,733	1,399,732
Selling, general and administrative expenses	1,067,560	1,082,344
Goodwill impairment charge	—	307,112
Transaction breakage fee	80,000	—
Acquisition-related charges and intangible amortization	95,832	61,848
Exit and realignment charges, net	18,447	46,806
Total operating costs and expenses	2,734,572	2,897,842
Operating income (loss)	27,460	(217,730)
Interest expense, net	107,183	107,566
Transaction financing fees, net	18,288	—
Other expense, net	3,942	4,589
Loss from continuing operations before income taxes	(101,953)	(329,885)
Income tax provision	729	20,850
Loss from continuing operations, net of tax	(102,682)	(350,735)
Loss from discontinued operations, net of tax	(997,960)	(11,951)
Net loss	$(1,100,642)	$(362,686)

Basic loss per common share
Loss from continuing operations, net of tax	$(1.34)	$(4.57)
Loss from discontinued operations, net of tax	(12.97)	(0.16)
Net loss	$(14.31)	$(4.73)

Diluted loss per common share
Loss from continuing operations, net of tax	$(1.34)	$(4.57)
Loss from discontinued operations, net of tax	(12.97)	(0.16)
Net loss	$(14.31)	$(4.73)

Accendra Health, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$281,989	$27,572
Accounts receivable, net	95,907	218,270
Inventories, net	74,435	67,581
Other current assets	95,540	82,240
Current assets held for sale - discontinued operations	—	1,625,354
Total current assets	547,871	2,021,017
Patient service equipment and other fixed assets, net	256,161	249,283
Operating lease assets	109,099	126,928
Goodwill	1,228,140	1,228,140
Intangible assets, net	136,465	210,056
Other assets, net	174,025	89,539
Noncurrent assets held for sale - discontinued operations	—	731,193
Total assets	$2,451,761	$4,656,156
Liabilities and (deficit) equity
Current liabilities
Accounts payable	$363,565	$359,927
Accrued payroll and related liabilities	69,426	73,678
Current portion of long-term debt	250,000	42,866
Other current liabilities	264,084	294,685
Current liabilities held for sale - discontinued operations	—	1,080,896
Total current liabilities	947,075	1,852,052
Long-term debt, excluding current portion	1,799,876	1,798,393
Operating lease liabilities, excluding current portion	70,317	89,466
Deferred income taxes, net	—	19,436
Other liabilities	95,471	72,551
Noncurrent liabilities held for sale - discontinued operations	—	237,894
Total liabilities	2,912,739	4,069,792
Total (deficit) equity	(460,978)	586,364
Total liabilities and (deficit) equity	$2,451,761	$4,656,156

Accendra Health, Inc.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Three Months Ended December 31,
	2025	2024
Operating activities:
Net loss	$(56,326)	$(296,117)
Loss (income) from discontinued operations, net of tax	46,883	(35,744)
Adjustments to reconcile net loss to cash (used for) provided by operating activities:
Depreciation and amortization	64,536	42,525
Goodwill impairment charge	—	307,112
Share-based compensation expense	3,748	4,528
Loss on extinguishment of debt	—	790
Deferred income tax benefit	(845)	(18,701)
Changes in operating lease right-of-use assets and lease liabilities	(3,800)	(516)
Gain from sale and dispositions of patient service equipment	(10,889)	(7,023)
Changes in operating assets and liabilities:
Accounts receivable, net	106,824	14,004
Inventories	(10,588)	7,215
Accounts payable	26,762	(34,762)
Net change in other assets and liabilities	(34,374)	13,890
Other, net	2,840	1,845
Cash (used for) provided by operating activities from discontinued operations	(66,585)	71,955
Cash provided by operating activities	68,186	71,001
Investing activities:
Proceeds from P&HS sale	342,351	—
Cash sold with P&HS sale	(18,091)	—
Additions to patient service equipment ($45 million and $47 million) and other fixed assets	(45,414)	(50,123)
Proceeds from sale of patient service equipment	24,599	18,667
Additions to computer software	(3,061)	(3,132)
Other, net	—	465
Cash used for investing activities from discontinued operations	(15,380)	(18,181)
Cash provided by (used for) investing activities	285,004	(52,304)
Financing activities:
Borrowings under amended Receivables Financing Agreement	—	179,400
Repayments under amended Receivables Financing Agreement	—	(179,400)
Borrowings under Revolving Credit Facility	472,300	635,800
Repayments under Revolving Credit Facility	(539,500)	(635,800)
Repayments of debt	—	(32,750)
Repurchase of common stock	(3,523)	—
Other, net	259	1,719
Cash used for financing activities from discontinued operations	(47,032)	(12,065)
Cash used for financing activities	(117,496)	(43,096)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	129	(1,309)
Net increase (decrease) in cash, cash equivalents and restricted cash	235,823	(25,708)
Cash, cash equivalents and restricted cash at beginning of period ¹	46,166	75,090
Cash, cash equivalents and restricted cash at end of period	$281,989	$49,382
Supplemental disclosure of cash flow information:
Income taxes paid (received), net	$3,687	$(2,057)
Interest paid	$38,572	$37,269
Noncash investing activity:
Unpaid purchases of patient service equipment and other fixed assets at end of period	$74,119	$84,562

(1)	This amount includes cash from discontinued operations of $13 million as of September 30, 2025. There was no restricted cash as of December 31, 2025 or September 30, 2025.

Accendra Health, Inc.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Years Ended December 31,
	2025	2024
Operating activities:
Net loss	$(1,100,642)	$(362,686)
Loss from discontinued operations, net of tax	997,960	11,951
Adjustments to reconcile net loss to cash (used for) provided by operating activities:
Depreciation and amortization	214,524	181,281
Goodwill impairment charge	—	307,112
Share-based compensation expense	12,873	16,638
Loss (gain) on extinguishment of debt	—	1,101
Deferred income tax benefit	(17,887)	(8,042)
Changes in operating lease right-of-use assets and lease liabilities	735	1,472
Gain from sale and dispositions of patient service equipment	(27,274)	(35,355)
Changes in operating assets and liabilities:
Accounts receivable, net	122,363	(3,677)
Inventories	(6,854)	(4,591)
Accounts payable	6,478	66,894
Net change in other assets and liabilities	(56,779)	(36,026)
Other, net	8,999	7,614
Cash (used for) provided by operating activities from discontinued operations	(256,286)	17,809
Cash (used for) provided by operating activities	(101,790)	161,495
Investing activities:
Proceeds from P&HS sale	342,351	—
Cash sold with P&HS sale	(18,091)	—
Additions to patient service equipment ($189 million and $167 million) and other fixed assets	(190,956)	(170,286)
Proceeds from sale of patient service equipment	77,968	69,926
Additions to computer software	(10,369)	(12,379)
Other, net	(1,910)	14,703
Cash used for investing activities from discontinued operations	(54,570)	(18,497)
Cash provided by (used for) investing activities	144,423	(116,533)
Financing activities:
Borrowings under amended Receivables Financing Agreement	—	1,465,800
Repayments under amended Receivables Financing Agreement	—	(1,465,800)
Borrowings under Revolving Credit Facility	2,914,784	635,800
Repayments under Revolving Credit Facility	(2,711,284)	(635,800)
Repayments of debt	—	(244,197)
Repurchase of common stock	(10,179)	—
Other, net	(3,116)	(5,826)
Cash used for financing activities from discontinued operations	(2,127)	(17,580)
Cash provided by (used for) financing activities	188,078	(267,603)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,896	(901)
Net increase (decrease) in cash, cash equivalents and restricted cash	232,607	(223,542)
Cash, cash equivalents and restricted cash at beginning of period	49,382	272,924
Cash, cash equivalents and restricted cash at end of period(1)	$281,989	$49,382
Supplemental disclosure of cash flow information:
Income taxes paid, net	$12,471	$5,553
Interest paid	$134,710	$141,547
Noncash investing activity:
Unpaid purchases of patient service equipment and other fixed assets at end of period	$74,119	$84,562

(1)	This amount includes cash from discontinued operations of $22 million as of December 31, 2024. There was no restricted cash as of December 31, 2025 and December 31, 2024.

Accendra Health, Inc.

Net Loss Per Common Share (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended December 31,
	2025	2024
Loss from continuing operations, net of tax	$(9,443)	$(331,861)
Loss from discontinued operations, net of tax	(46,883)	35,744
Net loss	$(56,326)	$(296,117)

Weighted average shares outstanding - basic	76,699	77,169
Dilutive shares	—	—
Weighted average shares outstanding - diluted	76,699	77,169

Basic loss per common share
Loss from continuing operations, net of tax	$(0.12)	$(4.30)
(Loss) income from discontinued operations, net of tax	(0.61)	0.46
Net loss	$(0.73)	$(3.84)

Diluted loss per common share:
Loss from continuing operations, net of tax	$(0.12)	$(4.30)
(Loss) income from discontinued operations, net of tax	(0.61)	0.46
Net loss	$(0.73)	$(3.84)

Share-based awards for the three months ended December 31, 2025 and 2024 of approximately 2.4 million and 1.4 million shares were excluded from the calculation of diluted loss per common share as the effect would be anti-dilutive.

Accendra Health, Inc.

Net Loss Per Common Share (unaudited)

(dollars in thousands, except per share data)

	Years Ended December 31,
	2025	2024
Loss from continuing operations, net of tax	$(102,682)	$(350,735)
Loss from discontinued operations, net of tax	(997,960)	(11,951)
Net loss	$(1,100,642)	$(362,686)

Weighted average shares outstanding - basic	76,897	76,741
Dilutive shares	—	—
Weighted average shares outstanding - diluted	76,897	76,741

Basic loss per common share
Loss from continuing operations, net of tax	$(1.34)	$(4.57)
Loss from discontinued operations, net of tax	(12.97)	(0.16)
Net loss	$(14.31)	$(4.73)

Diluted loss per common share:
Loss from continuing operations, net of tax	$(1.34)	$(4.57)
Loss from discontinued operations, net of tax	(12.97)	(0.16)
Net loss	$(14.31)	$(4.73)

Share-based awards for the years ended December 31, 2025 and 2024 of approximately 2.2 million and 1.5 million shares were excluded from the calculation of diluted loss per common share as the effect would be anti-dilutive.

Accendra Health, Inc.

GAAP/Non-GAAP Reconciliations (unaudited)

(dollars in thousands, except per share data)

The following table provides a reconciliation of reported operating income (loss), loss from continuing operations, net of tax and loss from continuing operations, net of tax per share to non-GAAP measures used by management.

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Operating income (loss), as reported (GAAP)	$20,909	$(272,699)	$27,460	$(217,730)
Acquisition-related charges and intangible amortization (1)	29,229	18,943	95,832	61,848
Transaction breakage fee (2)	—	—	80,000	—
Exit and realignment charges, net (3)	1,621	9,744	18,447	46,806
Goodwill impairment charge (6)	—	307,112	—	307,112
Litigation and related charges (5)	262	458	2,418	17,119
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$52,021	$63,558	$224,157	$215,155
Operating income (loss) as a percent of net revenue (GAAP)	2.95%	(39.24)%	0.99%	(8.12)%
Adjusted operating income as a percent of net revenue (non-GAAP)	7.34%	9.14%	8.12%	8.03%

Loss from continuing operations, net of tax, as reported (GAAP)	$(9,443)	$(331,861)	$(102,682)	$(350,735)
Pre-tax adjustments:
Acquisition-related charges and intangible amortization (1)	29,229	18,943	95,832	61,848
Transaction breakage fee (2)	—	—	80,000	—
Exit and realignment charges, net (3)	1,621	9,744	18,447	46,806
Goodwill impairment charge (6)	—	307,112	—	307,112
Transaction financing fees, net (4)	—	—	18,288	—
Litigation and related charges (5)	262	458	2,418	17,119
Other (9)	424	1,221	1,696	2,823
Income tax benefit on pre-tax adjustments (11)	(5,384)	19,408	(33,710)	(9,846)
Income from continuing operations, net of tax, adjusted (non-GAAP) (Adjusted Net Income)	$16,709	$25,025	$80,289	$75,127

Loss from continuing operations, net of tax per common share, as reported (GAAP)	$(0.12)	$(4.30)	$(1.34)	$(4.57)
After-tax adjustments:
Acquisition-related charges and intangible amortization (1)	0.31	0.42	0.91	0.76
Transaction breakage fee (2)	—	—	1.04	—
Exit and realignment charges, net (3)	0.02	0.22	0.18	0.55
Goodwill impairment charge (6)	—	3.95	—	3.97
Transaction financing fees, net (4)	—	—	0.17	—
Litigation and related charges (5)	—	0.01	0.03	0.21
Other (9)	—	0.02	0.02	0.04
Income from continuing operations, net of tax, per common share, adjusted (non-GAAP) (Adjusted EPS)	$0.21	$0.32	$1.01	$0.96

Accendra Health, Inc.

GAAP/Non-GAAP Reconciliations (unaudited), continued

(dollars in thousands)

The following tables provide reconciliations of loss from continuing operations, net of tax and total debt to non-GAAP measures used by management.

	Three Months Ended December 31,
	2025	2024
Loss from continuing operations, net of tax, as reported (GAAP)	$(9,443)	$(331,861)
Income tax provision	1,472	29,824
Interest expense, net	27,931	27,617
Acquisition-related charges and intangible amortization (1)	29,229	18,943
Exit and realignment charges, net (3)	1,621	9,744
Litigation and related charges (5)	262	458
Goodwill impairment charge (6)	—	307,112
Other depreciation and amortization (7)	35,307	34,959
Stock compensation (8)	3,217	4,528
Other (9)	424	1,221
Adjusted EBITDA (non-GAAP)	90,020	102,545
Non-cash convert to sale write off expense (10)	11,881	11,394
Patient service equipment capital expenditures	(45,033)	(46,588)
Interest paid	(38,572)	(37,269)
Free cash flow (non-GAAP)	$18,296	$30,082

	Years Ended December 31,
	2025	2024
Loss from continuing operations, net of tax, as reported (GAAP)	$(102,682)	$(350,735)
Income tax provision	729	20,850
Interest expense, net	107,183	107,566
Acquisition-related charges and intangible amortization (1)	95,832	61,848
Transaction breakage fee (2)	80,000	—
Exit and realignment charges, net (3)	18,447	46,806
Transaction financing fees, net (4)	18,288	—
Litigation and related charges (5)	2,418	17,119
Goodwill impairment charge (6)	—	307,112
Other depreciation and amortization (7)	140,935	141,545
Stock compensation (8)	12,001	15,581
Other (9)	1,696	2,823
Adjusted EBITDA (non-GAAP)	374,847	370,515
Non-cash convert to sale write off expense (10)	46,951	34,105
Patient service equipment capital expenditures	(188,823)	(166,659)
Interest paid	(134,710)	(141,547)
Free cash flow (non-GAAP)	$98,265	$96,414

	December 31,	September 30,	December 31,
	2025	2025	2024
Total debt, as reported (GAAP)	$2,049,876	$2,115,261	$1,841,259
Cash and cash equivalents	(281,989)	(32,837)	(27,572)
Net debt (non-GAAP)	$1,767,887	$2,082,424	$1,813,687

Accendra Health, Inc.

GAAP/Non-GAAP Reconciliations (unaudited), continued

The following items have been excluded in our non-GAAP financial measures:

(1) Acquisition-related charges and intangible amortization for the years ended December 31, 2025 and 2024 includes $22 million of acquisition-related costs related to the terminated acquisition of Rotech, which consisted primarily of legal and professional fees. Acquisition-related charges and intangible amortization for the three months ended December 31, 2024 includes $11 million of acquisition-related costs. Acquisition-related charges and intangible amortization also includes amortization of intangible assets established during acquisition method of accounting for business combinations. Acquisition-related charges consist primarily of one-time costs related to acquisitions, including transaction costs necessary to consummate acquisitions, which consist of investment banking advisory fees and legal fees, director and officer tail insurance expense, as well as transition costs, such as severance and retention bonuses, IT integration costs and professional fees. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results.
(2) Transaction breakage fee includes a cash payment to Rotech of $80 million on June 5, 2025, for the termination of the Rotech Acquisition.
(3) During the three months and year ended December 31, 2025 exit and realignment charges, net were $1.6 million and $18 million. These charges included professional fees associated with strategic initiatives of $0.1 million and $8.4 million, severance associated with strategic realignments of $5.4 million, a $4.8 million gain on sale of patient service equipment in response to the contract termination with a commercial Payor and IT strategic initiatives and other of $0.6 million and $1.5 million. These charges also included $6.8 million related to wind-down costs of Fusion5 during the year ended December 31, 2025. Exit and realignment charges, net were $9.7 million and $47 million for the three months and year ended December 31, 2024 which included professional fees associated with strategic initiatives of $7.4 million and $36 million and IT strategic initiatives and other of $2.4 million and $11 million. These costs are not normal recurring, cash operating expenses necessary for the Company to operate its business on an ongoing basis.
(4) Transaction financing fees, net includes $12 million in net interest paid on the financing issued in connection with previously expected Rotech acquisition and $6.7 million in recognition of related previously deferred debt issuance costs.
(5) Litigation and related charges includes settlement costs and related charges of certain legal matters. These costs do not occur in the ordinary course of our business, are inherently unpredictable in timing and amount.
(6) Goodwill impairment charge relates to a non-cash goodwill impairment charge recognized in the Apria reporting unit during the quarter ended December 31, 2024 resulting from a combination of factors, including fourth quarter 2024 market changes inclusive of a decline in the Company’s stock price and rising interest rates. Additionally, anticipated changes in pricing of a capitated contract within the Apria division also contributed to this charge. This is a non-cash charge and does not occur in the ordinary course of our business and is inherently unpredictable in timing and amount.
(7) Other depreciation and amortization relates to patient service equipment and other fixed assets, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges and intangible amortization.
(8) Stock compensation includes share-based compensation expense related to our share-based compensation plans, excluding such amounts captured within exit and realignment charges, net or acquisition-related charges and intangible amortization. For the year ended December 31, 2025 stock compensation includes a $4.0 million benefit associated with updated expected achievement for our performance share awards.
(9) For the three months and years ended December 31, 2025 and 2024, other includes interest costs and net actuarial losses related to our frozen noncontributory, unfunded retirement plan for certain retirees in the United States.

(10) Non-cash convert to sale write off expense includes non-cash charges primarily for equipment converted from rental to sales. This reflects the non-cash write-off of the remaining book value of patient service equipment at the time of sale. The purchase of patient service equipment is captured within capital expenditures and is subsequently charged to our statements of operations through normal depreciation and this non-cash convert to sale write off expense.
(11) These charges have been tax effected by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In general, the measures exclude items and charges that (i) management does not believe reflect Accendra Health, Inc.’s (the Company) core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

CONTACT:

Investors

Will Parrish

Vice President, Strategy, Corporate Development, & Investor Relations

Investor.Relations@accendra.com

Media

Darla Turner

media@accendra.com

ACH-CORP

ACH-IR

SOURCE: Accendra Health, Inc.